UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 30, 2014

ELECSYS CORPORATION
(Exact name of registrant as specified in its charter)

KANSAS	0-22760	48-1099142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Employer No.)

846 N. Mart-Way Court, Olathe, Kansas	66061
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(913) 647-0158

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 30, 2014, Elecsys Corporation (the “Company”) entered into a Fifth Amendment to Secured Loan Agreement (the “Amendment”) with UMB Bank, N.A. (the “Bank”) pursuant to which the Company modified and amended certain terms of its Secured Loan Agreement with the Bank dated October 30, 2009, as amended by that certain First Amendment to Secured Loan Agreement dated October 21, 2010, Second Amendment to Secured Loan Agreement dated October 28, 2011, Third Amendment to Secured Loan Agreement dated October 26, 2012 and Fourth Amendment to Secured Loan Agreement dated October 16, 2013 (the “Loan Agreement”).  The Amendment extends the expiration of the line of credit one year to October 30, 2016 and confirms certain representations and warranties of the Company.  Except as expressly modified and amended by the Amendment, the terms and conditions of the Loan Agreement remain in full force and effect.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits.

(c)	EXHIBITS. The following exhibits are filed herewith:

10.1	Fifth Amendment to Secured Loan Agreement dated October 30, 2014 with UMB Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 3, 2014
ELECSYS CORPORATION

By:	/s/ Todd A. Daniels
Todd A. Daniels
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fifth Amendment to Secured Loan Agreement dated October 30, 2014 with UMB Bank, N.A.